UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

SYSOREX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55924	68-0319458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane Suite 175 Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-929-3871

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Promissory Note Assignment and Assumption

On June 30, 2020, Sysorex, Inc. (the “Company”) entered into a Promissory Note Assignment and Assumption Agreement (the “Assignment Agreement”), an Intercreditor Agreement (the “Intercreditor Agreement”), a form of partitioned Secured Promissory Note (the “Form of Partitioned Note”), and other related transaction documents with Inpixon, and Systat Software, Inc. (the “Assignment Documents”). Pursuant to the Assignment Documents, Inpixon agrees to assign to Systat Software, Inc., and the Company has acknowledged and consented to the assignment of, certain partitioned promissory notes, and in connection therewith Systat Software, Inc. will be granted a security interest in the assets of the Company.

Inpixon is the holder of a secured promissory note, dated December 31, 2018, issued by the Company to Inpixon, as amended, (the “Original Note”) in the aggregate principal amount of $10,000,000 (together with all accrued unpaid interest thereon, the “Outstanding Balance”). Inpixon and Systat Software, Inc. are entering into an Exclusive Software License and Distribution Agreement with Cranes Software International Ltd. (the “License Agreement”). Inpixon has agreed to partition the Original Note into four new secured promissory notes in the Form of Partitioned Note (each a “Partitioned Note” and collectively, the “Partitioned Notes”), with the first Partitioned Note to be in the original principal amount of $3,000,000 (the “Closing Note”), the second Partitioned Note to be in the original principal amount of $1,300,000 (the “Initial Installment Note”), the third Partitioned Note to be in the original principal amount of $1,000,000 (the “Second Installment Note”) and the fourth Partitioned Note to be in the original principal amount of $1,000,000 plus all accrued unpaid interest under the Original Note included in the Outstanding Balance (the “Third Installment Note”), and to assign and deliver to Systat Software, Inc. the Closing Note on the closing date of the License Agreement (the “Closing Date”), the Initial Installment Note on the three month anniversary of the Closing Date (the “Initial Installment Date”) the Second Installment Note on the six month anniversary of the Closing Date (the “Second Installment Date”), and the Third Installment Note on the nine month anniversary of the Closing Date (the “Third Installment Date”). Nadir Ali, a member of the Company’s board of directors, is also Inpixon’s Chief Executive Officer and a member of its board of directors. The transactions disclosed herein were approved by all of the disinterested members of the Company’s board of directors.

The foregoing description of the Assignment Agreement, the Intercreditor Agreement, and the Form of Partitioned Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Assignment Agreement, the Intercreditor Agreement, and the Form of Partitioned Note, copies of which are filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, hereto and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K, to the extent required by this Item 2.03, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Promissory Note Assignment and Assumption Agreement, dated as of June 30, 2020, between Inpixon, Systat Software, Inc., and Sysorex, Inc.

10.2	Intercreditor Agreement, dated as of June 30, 2020, among Sysorex, Inc., Inpixon, and Systat Software, Inc.

10.3	Form of Secured Promissory Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX, INC.

Date: June 30, 2020	By:	/s/ Zaman Khan
	Name:	Zaman Khan
	Title:	Chief Executive Officer